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Exhibit 99

                3755 Riverside Drive, Ottawa, Ontario, K1G 4K9

                                     PROXY

    Annual and Special Meeting of Shareholders to be held on July 2, 2002

    THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE CORPORATION

The undersigned shareholder of COGNOS INCORPORATED (the "Corporation") hereby appoints each of James M. Tory, Chairman of the Board and Robert G. Ashe, President and Chief Operating Officer of the Corporation, or instead of them_____________ as proxy of the undersigned, with full power of substitution and authorizes each of them to represent and vote, as designated below, all of the Common Shares of the Corporation owned of record on May 3, 2002, by the undersigned at the Annual and Special Meeting of Shareholders of the Corporation to be held on the 2nd day of July, 2002 and any adjournment thereof, in the same manner, to the same extent and with the same powers as if the undersigned were present at that meeting or any adjournment.

1. ELECTION OF DIRECTORS

   FOR [_] WITHHOLD AUTHORITY TO VOTE [_] for nominees listed below (INSTRUCTIONS: To WITHHOLD authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

   John E. Caldwell, Douglas C. Cameron, Pierre Y. Ducros, Robert W. Korthals, William Russell, James M. Tory, and Renato Zambonini.

2. APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

   FOR [_] WITHHOLD AUTHORITY TO VOTE [_]

3. APPROVAL OF RESOLUTION REGARDING THE 2002-2003 STOCK OPTION PLAN

   FOR [_] AGAINST [_]

4. APPROVAL OF RESOLUTION EXTENDING THE EMPLOYEE STOCK PURCHASE PLAN

   FOR [_] AGAINST [_]

5. CONFIRMATION OF AMENDMENT TO THE CORPORATION'S ARTICLES AND BY-LAW No. 1

   FOR [_] AGAINST [_]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof. This Proxy confers authority for the above named to vote in their discretion with respect to amendments or variations to the matters identified in the Notice of the Meeting accompanying this Proxy or other matters which may properly come before that Meeting.

This Proxy when properly executed will be voted in the manner directed above by the undersigned shareholder. If the persons named in this Proxy are appointed by the undersigned and no direction is made, they will vote for proposals 1, 2, 3, 4 and 5. If someone other than the persons named is appointed and no direction is made, that person may vote at his or her discretion. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

DATED the       day of           , 2002.

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(Signature of Shareholder)               (Signature if held jointly)
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NOTES:

1. The shares represented by this Proxy will be voted unless authority to vote is withheld.

2. Every shareholder has the right to appoint a person to represent that shareholder (who need not to be a shareholder) other than the persons specified above, to attend the meeting and act on the shareholder's behalf. You may exercise that right by inserting the name of the person to be appointed in the blank space provided in this Proxy.

3. Please sign exactly as your name appears on the Proxy and date the Proxy. If this Proxy is not dated, it will be deemed to bear the date on which it was mailed. Where shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If the shareholder is a Corporation, this Proxy must be executed by an authorized person. If a partnership, please sign in partnership name by an authorized person.

4. To be valid, this Proxy must be signed and deposited with Computershare Trust Company of Canada at 100 University Avenue, 11th Floor, Toronto, Ontario, Canada M5J 2Y1 or the Secretary of the Corporation, not later than 48 hours preceding the Meeting or any adjournment of the Meeting.